Exhibit 10.1

ADDENDUM

TO INDEMNIFICATION AGREEMENT

This Addendum to Indemnification Agreement (this “Addendum”), effective as of                 , is made by and between Leap Wireless International, Inc., a Delaware corporation (the “Company”), and                  (“Indemnitee”), and supplements the Indemnification Agreement, made as of                  by and between the Company and Indemnitee (the “Indemnification Agreement”). All capitalized terms not defined herein have the meaning set forth in the Indemnification Agreement.

1. Indemnification and Release. If the Company has requested that an Indemnitee arrange for an Affiliate (as defined under Rule 12b-2 of the Exchange Act) of Indemnitee or any Related Party of such Affiliate to perform services for or otherwise provide assistance to the Company (a “Company Request”), then the Company shall indemnify such Affiliate and its Related Parties in accordance with this Section 1 if such Affiliate or Related Party was, is, or is threatened to be made a party to or a participant in any Proceeding arising from or that is related to any Company Request, including without limitation, any Proceeding arising from or related to any of the Affiliate’s or Related Party’s actions or omissions that are taken or omitted to be taken in connection with or related to a Company Request. Pursuant to this Section 1, the Affiliate and its Related Parties shall be indemnified against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such amounts) (collectively, the “Losses”) actually and reasonably incurred by them or on their behalf in connection with such Proceeding or any claim, issue or matter therein, except to the extent resulting from their bad faith or willful misconduct. In addition, the Company hereby releases each of the Affiliates of Indemnitee and each of their Related Parties from any and all Losses which hereafter may be suffered or sustained, directly or indirectly, by the Company or any of its Affiliates by reason of any matter, fact or cause whatsoever arising from or that is related to any Company Request, including without limitation, any Losses arising from or related to any of such Affiliate’s or Related Party’s actions or omissions that are taken or omitted to be taken in connection with or related thereto, except to the extent resulting from their bad faith or willful misconduct.

2. Advances of Expenses. If the Company has requested that an Indemnitee arrange for an Affiliate of Indemnitee or any Related Party of such Affiliate to perform services for or otherwise provide assistance to the Company, the Company shall advance, to the extent not prohibited by law, the Expenses incurred by or on behalf of such Affiliate or any Related Party in connection with any Proceeding (or any part of any Proceeding) not initiated by the Affiliate or Related Party, relating to any of the Affiliate’s or Related Party’s actions or omissions that are taken or omitted in connection with or related to such request of the Company. Such advancement shall be made within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any such Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to the Affiliate’s or Related Party’s ability to repay the Expenses and without regard to the Affiliate’s or Related Party’s ultimate entitlement to be indemnified under the other provisions of this Addendum. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. An Affiliate or Related Party shall qualify for advances upon the execution and delivery to the Company of an undertaking to repay (without interest) the amounts advanced to the extent that it is ultimately determined that the Affiliate or Related Party is not entitled to be indemnified by the Company, and no other form of undertaking shall be required.

3. No Implied Duties. The Company hereby acknowledges and agrees that nothing in this Addendum or the Indemnification Agreement shall, or shall be construed to, (i) subject any Affiliate of Indemnitee or any Related Party of such Affiliate to, or create any implication that any Affiliate of Indemnitee or any Related Party of such Affiliate shall owe, any duties as a director or other fiduciary of the Company or (ii) expand or otherwise modify, in any manner, any duties, fiduciary or otherwise, of the Indemnitee to the Company or its stockholders.

4. Third Party Beneficiaries. This Addendum shall be binding upon and inure to the benefit of the parties hereto, and to each Affiliate of Indemnitee and each of their respective Related Parties as express third-party beneficiaries hereof, and their respective successors and permitted assigns.

5. Miscellaneous. The provisions of Sections 7, 11-14, 15(a), 15(c)-(f), 16-18 and 20-26 contained in the Indemnification Agreement are hereby incorporated herein by reference and made applicable, mutatis mutandis, to this Addendum, with all references in such sections to “Indemnitee” deemed to be references to such Indemnitee’s Affiliates and their Related Parties.

6. Certain Definitions. As used in this Addendum:

(a) “Expenses” shall have the meaning set forth in the Indemnification Agreement; provided that all references therein to “Indemnitee” shall be deemed to be references to such Indemnitee’s Affiliates and their Related Parties.

(b) “Proceeding” shall include any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution process, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise, and whether of a civil, criminal, administrative, regulatory, legislative or investigative (formal or informal) nature, including any appeal therefrom, in which any Affiliate or Related Party was, is, will or might be involved as a party, potential party, non-party witness or otherwise, in each case whether or not the Indemnitee is entitled to any rights or benefits under the Indemnification Agreement at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Addendum. If Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.

(c) “Related Party” shall mean each of the present and former officers, directors, shareholders, partners (limited or general), members, managers, principals, employees, agents, attorneys, successors and assigns of an Affiliate.

IN WITNESS WHEREOF, the parties have caused this Addendum to be effective as of the day and year first above written.

LEAP WIRELESS INTERNATIONAL, INC.

By:
Name:
Title:

INDEMNITEE

Printed Name:

Address:

3